Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:    Martha Fleming, Steve Brolly
Fidelity Southern Corporation (404) 240-1504

FIDELITY SOUTHERN CORPORATION
EARNS RECORD $9.4 MILLION IN SECOND QUARTER
COMPLETES $69 MILLION COMMON STOCK OFFERING

ATLANTA, GA (July 18, 2013) – Fidelity Southern Corporation (“Fidelity” or the “Company”) (NASDAQ: LION), holding company for Fidelity Bank (the “Bank”), reported net income of $9.4 million for the second quarter of 2013 compared to $6.5 million for the first quarter of 2013 and $6.4 million for the second quarter of 2012. After accounting for the preferred dividend, basic and diluted earnings per share for the second quarter of 2013 were $0.53 and $0.47, respectively, compared to basic and diluted earnings per share of $0.38 and $0.33 in the first quarter of 2013 and $0.38 and $0.34 in the second quarter of 2012, respectively. Net income for the first six months of 2013 was $15.9 million compared to $11.7 million for the same period in 2012. Basic and diluted earnings per share for the first six months of 2013 were $0.91 and $0.81, respectively, compared to $0.69 and $0.62, respectively, for 2012.
Fidelity's Chairman, Jim Miller, said, “Our management of our balance sheet has continued to be very effective. The redemption of "TARP" preferred stock and $20 million of TRUPS will annually save $5.5 million after tax. The much chronicled slow-down in mortgage originations has not yet occurred here and we continue to expand the number of our offices. However, this is a weak and fragile economy and there is not much growth in new business loans. Rather we are continuing to take market share. The consumer areas of home building, mortgage and indirect automobile lending are robust and that is an advantage for us. Though our growth is modest, over the last 40 years it has worked for us.”

	For the Quarter Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
			(in thousands)
Net income	$9,433	$6,491	$5,440	$8,167	$6,404
Income tax expense	5,211	3,631	3,088	4,816	3,511
Provision for loan losses	570	3,476	5,243	3,477	950
Write-down of ORE	532	1,263	1,152	1,452	1,138
Other cost of ORE operations	354	940	1,433	1,324	564
Pre-tax, pre-credit related earnings	16,100	15,801	16,356	19,236	12,567
Less security gains	(1)	—	—	(4)	—
Less acquisition gain	—	—	—	(4,012)	—
Less accretion of FDIC indemnification asset	(150)	(138)	(150)	(285)	(96)
Core operating earnings (1)	$15,949	$15,663	$16,206	$14,935	$12,471
(1) The calculation of core operating earnings is a non-GAAP measure. We show core operating earnings which remove the effect of income taxes, provision for loan losses, cost of operation of ORE, security gains, acquisition gain and indemnification asset accretion because we believe that helps show a view of more normalized net revenues. The measure allows better comparability with prior periods, as well as with peers in the industry who also provide a similar presentation.

BALANCE SHEET & CAPITAL MANAGEMENT

Total assets for the quarter were $2.675 billion, an increase of $143.0 million, or 5.6%, compared to the first quarter of 2013 largely attributable to the public offering of common stock discussed in the Capital section. Other assets and liabilities increased 48.5% and 69.9%, respectively, compared to the first quarter of 2013 primarily as a result of the mark to market valuation for mortgage loans held-for-sale.
Asset Quality
The following table provides a summary of the allowance for loan losses for the non-covered loan and covered loan portfolios as of June 30, 2013:

	Three Months Ended June 30, 2013
	Non-covered loans	Covered loans	Total
		(in thousands)
Balance, beginning of period	$31,628	$2,282	$33,910
Provision for loan losses before benefit attributable to FDIC loss share agreements	500	620	1,120
Benefits attributable to FDIC loss share agreements	—	(550)	(550)
Net provision for loan losses	500	70	570
Increase in FDIC loss share receivable	—	550	550
Loans charged-off	(2,248)	—	(2,248)
Recoveries	527	—	527
Balance, end of period	$30,407	$2,902	$33,309
The majority of loans and other real estate acquired in the FDIC-assisted transactions are covered under 80% loss sharing agreements with the FDIC, which are classified as covered loans. Loans that do not fall into the covered loan category are considered to be non-covered.
The following table provides a comparison of the activity affecting the allowance for loan loss:

	June 30, 2013	March 31, 2013	June 30, 2012	YTD 2013	YTD 2012
			($ in thousands)
Net charge-offs	$1,721	$3,652	$3,027	$5,373	$5,451
Net charge-off ratio	0.40%	0.86%	0.71%	0.63%	0.71%
Provision for loan losses - Non-Covered Loans	$500	$3,450	$950	$3,950	$4,700
Net impairment provision - Covered Loans	70	26	—	96	—
Total provision expense	$570	$3,476	$950	$4,046	$4,700
The decrease in provision expense for the second quarter of 2013 compared to the first quarter of 2013 was primarily due to a reduction in charge-offs and improved credit quality indicators.
Net charge-offs decreased $1.9 million for the second quarter of 2013 to $1.7 million compared to $3.7 million for the first quarter of 2013 and decreased $1.3 million compared to the second quarter of 2012. Non-covered provision expense decreased $3.0 million for the second quarter of 2013 to $500,000 compared to $3.5 million for the first quarter of 2013 primarily as a result of improvement in the credit quality of the loan portfolio, and decreased $450,000 from the second quarter of 2012.
The allowance for loan losses at June 30, 2013 was $33.3 million, or 1.96% of total loans, compared to an allowance of $33.9 million, or 1.95% of total loans, at March 31, 2013, and $27.2 million, or 1.65% of total loans, at June 30, 2012.

The following table presents certain credit quality metrics of the Bank’s loan portfolio, inclusive and exclusive of covered loans. Nonperforming assets include nonaccrual loans, net repossessions and other real estate (“ORE”). Classified assets include loans having a risk rating of substandard or worse, both accrual and nonaccrual, net repossessions and other real estate.

	June 30, 2013		December 31, 2012		June 30, 2012
	Including Covered Loans	Excluding Covered Loans	Including Covered Loans	Excluding Covered Loans	Including Covered Loans	Excluding Covered Loans
			($ in thousands)
Nonperforming loans	$72,388	$41,757	$83,681	$57,713	$90,908	$62,253
Classified assets	101,919	96,295	114,857	108,860	122,280	115,719
Allowance for loan losses as a percentage of total loans	1.86%	1.96%	1.92%	2.01%	1.55%	1.65%
Classified items ratio	36.92%	34.88%	44.17%	41.87%	51.20%	48.45%
Nonperforming assets ratio	6.30%	4.14%	6.77%	5.12%	7.52%	5.29%
ORE, net of reserves, increased $1.9 million to $40.9 million at June 30, 2013, compared to $39.0 million at March 31, 2013 primarily due to foreclosure activity during the quarter on non-covered loans. During the second quarter of 2013, $8.1 million of ORE assets were sold while $10.5 million were added to ORE. Excluding covered assets, ORE sales were $5.6 million and additions were $9.8 million for the quarter.
Nonperforming loans and classified assets have continued to decline due in part to loans moving to ORE as well as improved credit factors.
Capital
The following table details the Company's and Bank's capital position at June 30, 2013 and March 31, 2013:

	Fidelity Southern Corporation		Fidelity Bank
	June 30, 2013	March 31, 2013	June 30, 2013	March 31, 2013
Tier 1 risk-based capital ratio	15.62%	12.22%	11.03%	10.95%
Total risk-based capital ratio	16.88%	13.48%	13.05%	12.68%
Leverage capital ratio	12.96%	10.51%	9.41%	9.43%
On June 10, 2013, the Company closed its $60.0 million public offering of common stock at $12.00 per share, and on June 18, 2013, the Company announced that the additional 750,000 shares allotted to the underwriters of the offering were exercised for an additional $9.0 million in capital.
By December 31, 2013, the Company intends to use the net proceeds from this offering, together with its cash on hand as necessary, to: (i) redeem the $48.2 million in shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, originally issued to the U.S. Department of the Treasury under the Troubled Asset Relief Program Capital Purchase Program; and (ii) redeem two series of its trust preferred securities with an aggregate outstanding principal amount of $20.5 million.
Final BASEL III rules were released in early July for all Banks. We are evaluating the final rules to determine how they will impact our capital in future periods.

Deposits
Total deposits of $2.155 billion at June 30, 2013 have increased from $1.987 billion as of June 30, 2012, due primarily to the Bank's continued efforts to aggressively pursue core deposits. Total deposits, at June 30, 2013, increased $85.3 million from December 31, 2012 due to a $30.3 million increase in brokered deposits as a means of increasing liquidity together with a $38.3 million increase in core deposits.

	June 30, 2013		March 31, 2013		December 31, 2012		September 30, 2012		June 30, 2012
	$	%	$	%	$	%	$	%	$	%
					($ in millions)
Core deposits(1)	$1,704.4	79.1%	$1,659.5	80.6%	$1,666.1	80.5%	$1,595.4	79.6%	$1,634.5	82.2%
Time Deposits > $100,000	363.4	16.9%	356.7	17.4%	346.7	16.8%	348.9	17.4%	343.6	17.3%
Brokered deposits	87.2	4.0%	41.8	2.0%	56.9	2.7%	59.3	3.0%	9.2	0.5%
Total deposits	$2,155.0	100.0%	$2,058.0	100.0%	$2,069.7	100.0%	$2,003.6	100.0%	$1,987.3	100.0%
Quarterly rate on deposits	0.50%		0.52%		0.54%		0.55%		0.57%

(1) Core deposits are transactional, savings, and time deposits under $100,000.
NET INTEREST MARGIN
Net interest margin in the second quarter of 2013 was 3.42%, a 44 basis point decrease from the same quarter a year ago and a 35 basis point decrease from the first quarter of 2013. Excluding covered loans and the accretion of the loan discount, the net interest margin was 3.31% for the second quarter of 2013 compared to 3.50% for the first quarter of 2013. The decrease in net interest margin is the result of the Bank's continuous offering of competitive rates on loans and deposits.
Net interest margin decreased 27 basis points to 3.59% for the six months ended June 30, 2013 compared to 3.86% for the same period in 2012. Excluding covered loans and the accretion of the loan discount, the net interest margin was 3.39% for the six months ended June 30, 2013 and 3.66% for the same period in 2012. Net interest income for the six months ended June 30, 2013 increased $1.7 million, or 4.2%, to $41.2 million compared to $39.6 million for the same period in 2012.
INTEREST INCOME
Total interest income for the second quarter of 2013 decreased $221,000, or 0.9%, to $23.9 million compared to $24.1 million for the second quarter of 2012. In a linked-quarter comparison, interest income decreased $1.1 million largely attributable to a reduction in accretable yield of $571,000 for the comparative periods due to cash flow revaluations for acquired loans.
For the six months ended June 30, 2013 total interest income increased $400,000, or 0.8%, to $48.8 million compared to $48.4 million for the same period in 2012.
INTEREST EXPENSE
Interest expense for the second quarter of 2013 decreased $454,000, or 10.8%, compared to the same period in 2012 due to a reduction of $415,000 in subordinated debt expense for the second quarter of 2013 due to one of the Company's notes being converted from a fixed rate of 6.62% to a lower floating rate as of September 30, 2012. Also contributing to the decrease is a 19 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $185.9 million, or 10.6%. The Bank’s shift in deposit mix toward noninterest-bearing accounts, which made up 20.1% of total deposits at June 30, 2013 compared to 17.4% at June 30, 2012, contributed to the reduction in the cost of funds. On a linked-quarter basis, interest expense decreased $160,000, or 4.1% largely attributable to increased liquidity resulting from Indirect loan sales for the quarter.

For the six months ended June 30, 2013 interest expense decreased $1.2 million, or 13.2%, to $7.6 million compared to $8.8 million for the same period in 2012. The decrease is primarily the result of a reduction in time deposit expenses of $800,000 for the comparative periods. Also contributing to the decline in interest expense is a 20 basis point decrease in the cost of interest-bearing liabilities somewhat offset by an increase in average interest-bearing liabilities of $162.6 million, or 9.3%.
NONINTEREST INCOME
For the quarter ended June 30, 2013, noninterest income increased $11.2 million, or 65.8%, to $28.2 million compared to $17.0 million in the second quarter of 2012. The increase is the result of a $9.3 million, or 86.0%, increase in mortgage banking activities over the respective periods. The June 30, 2013, pipeline increased 38% to over $627 million compared to $465 million a year ago. Total funded loan volume for the quarter of $787.7 million represented a 69.7% increase compared to the same period a year ago. The current quarter mortgage banking income includes a $1.6 million mortgage servicing rights (MSR) impairment recovery compared to a $1.6 million recovery for the first quarter of 2013 and an impairment of $2.0 million for the second quarter of 2012. MSR capitalization for the current quarter totaled $7.5 million compared to $6.2 million for the first quarter of 2013 and $3.8 million for the second quarter of 2012.
For the six months ended June 30, 2013 noninterest income increased $18.6 million, or 53.6%, to $53.3 million compared to $34.7 million for same period in 2012. The increase is largely attributable to the increase in mortgage banking activities as discussed above.
Real Estate Mortgage Lending
With the recent upward shift in long term interest rates we do anticipate that this will probably reduce our refinance volume from the levels we have seen in the first half of 2013. However, a significant portion of the mortgage production is from purchase mortgage business, sourced primarily through our retail lending network, which we do not believe will be significantly impacted by the recent rise in long-term interest rates. In addition, from the same time a year ago we have expanded our mortgage branch network with five new production branches and our mortgage production team has increased by 30%. Our marketing focus on purchase business and organic growth will help to partially offset any impact of the anticipated fall off of refinance production.
We do not believe that the recent finalizing of the revised FDIC capital requirements for community banks will have any impact on our loan origination volume going forward. We have been retaining the servicing on loans originated and sold for FNMA and FHLMC over that past four years. We are evaluating the impact of the capital rules related to mortgage servicing assets (MSAs) to determine the most prudent asset strategy related to the phase in of the new capital rules.
NONINTEREST EXPENSE
Noninterest expense for the second quarter of 2013 increased $7.1 million, or 27.2%, to $33.2 million compared to $26.1 million for the same period in 2012. The increase was driven by a $6.9 million increase in salaries and employee benefits expense due to higher commission expense related to the increased mortgage banking volume, expansion of our mortgage banking footprint, as well as increased number of employees due to organic growth and acquisitions.
For the six months ended June 30, 2013 noninterest expense increased $14.3 million, or 27.7%, to $65.7 million compared to $51.4 million for the same period in 2012. The increase is largely attributable to an increase of $12.8 million in salaries and employee benefits.

ABOUT FIDELITY SOUTHERN CORPORATION
Fidelity Southern Corporation, through its operating subsidiaries Fidelity Bank and LionMark Insurance Company, provides banking services and credit-related insurance products through 32 branches in Atlanta, Georgia, a branch in Jacksonville, Florida, and an insurance office in Atlanta, Georgia. SBA, indirect automobile, and mortgage loans are provided through employees located in eleven Southern and Mid-Atlantic states. For additional information about Fidelity's products and services, please visit the website at www.FidelitySouthern.com.
This news release contains forward-looking statements, as defined by Federal Securities Laws, including statements about financial outlook and business environment. These statements are provided to assist in the understanding of future financial performance and such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. Any such statements are based on current expectations and involve a number of risks and uncertainties. For a discussion of factors that may cause such forward-looking statements to differ materially from actual results, please refer to the section entitled “Forward Looking Statements” from Fidelity Southern Corporation’s 2012 Annual Report filed on Form 10-K with the Securities and Exchange Commission.
-end-

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS
(UNAUDITED)

	Three Months Ended					Six Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012
	($ in thousands, except per share data)
RESULTS OF OPERATIONS
Net Interest Income	$20,133	$21,075	$20,239	$20,690	$19,900	$41,208	$39,555
Provision for Loan Losses	570	3,476	5,243	3,477	950	4,046	4,700
Non-Interest Income	28,240	25,047	26,186	27,094	17,034	53,287	34,689
Non-Interest Expense	33,159	32,524	32,654	31,324	26,069	65,683	51,419
Income Tax Expense	5,211	3,631	3,088	4,816	3,511	8,842	6,405
Net Income	9,433	6,491	5,440	8,167	6,404	15,924	11,720
Preferred Stock Dividends	(823)	(823)	(823)	(823)	(823)	(1,646)	(1,646)
Net Income Available to Common Shareholders	8,610	5,668	4,617	7,344	5,581	14,278	10,074

PERFORMANCE
Earnings Per Share - Basic (1)	$0.53	$0.38	$0.31	$0.50	$0.38	$0.91	$0.69
Earnings Per Share - Diluted (1)	$0.47	$0.33	$0.27	$0.44	$0.34	$0.81	$0.62
Return on Average Assets	1.47%	1.07%	0.89%	1.33%	1.14%	1.27%	1.05%
Return on Average Equity	17.40%	13.53%	11.49%	17.93%	14.84%	15.58%	13.77%

NET INTEREST MARGIN
Interest Earning Assets	4.05%	4.55%	4.56%	4.51%	4.66%	4.37%	4.71%
Cost of Funds	0.77%	0.84%	0.86%	0.90%	0.96%	0.81%	1.01%
Net Interest Spread	3.28%	3.71%	3.49%	3.61%	3.70%	3.56%	3.70%
Net Interest Margin	3.42%	3.77%	3.63%	3.74%	3.86%	3.59%	3.86%

CAPITAL
Tier 1 Risk-Based Capital	15.62%	12.22%	12.06%	11.94%	11.68%	15.62%	11.68%
Total Risk-Based Capital	16.88%	13.48%	13.43%	13.41%	13.29%	16.88%	13.29%
Leverage Ratio	12.96%	10.51%	10.18%	9.89%	10.19%	12.96%	10.19%

AVERAGE BALANCE SHEET
Loans, Net of Unearned Income	$2,150,917	$2,096,551	$2,044,975	$2,013,423	$1,880,933	$2,123,884	$1,833,157
Investment Securities	170,362	161,861	174,810	188,028	198,754	166,135	219,205
Earning Assets	2,379,048	2,281,648	2,230,918	2,211,353	2,088,221	2,330,617	2,074,197
Total Assets	2,578,033	2,468,538	2,454,244	2,442,366	2,265,875	2,524,085	2,240,910
Deposits	1,676,691	1,663,394	1,653,026	1,626,290	1,559,516	1,670,079	1,568,599
Borrowings	259,616	256,616	211,385	256,616	190,910	240,926	179,775
Shareholders' Equity	217,491	194,559	190,426	181,211	173,520	206,088	171,136

STOCK PERFORMANCE
Market Price:
Closing (1)	$12.37	$11.41	$9.38	$9.20	$8.26	$12.37	$8.26
High Close (1)	$13.15	$11.71	$10.00	$9.51	$8.56	$13.15	$8.56
Low Close (1)	$10.81	$9.38	$8.60	$8.18	$6.34	$9.38	$5.47
Daily Average Trading Volume	52,382	30,412	16,338	20,374	64,797	41,458	37,649
Book Value Per Common Share (1)	$10.75	$10.08	$9.71	$9.46	$8.94	$10.75	$8.94
Price to Book Value	1.15	1.13	0.97	0.97	0.92	1.15	0.92
Price to Tangible Book Value	1.16	1.15	0.98	0.99	0.94	1.16	0.94
Tangible Book Value Per Common Share (1)	10.63	9.91	9.54	9.29	8.77	10.63	8.77

(1) Adjusted for stock dividends and retroactive application on shares outstanding.

FIDELITY SOUTHERN CORPORATION
FINANCIAL HIGHLIGHTS continued
(UNAUDITED)

	Three Months Ended					Six Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012
	($ in thousands)
ASSET QUALITY
Total Non-Performing Loans	$72,388	$81,740	$83,681	$90,145	$90,908	$72,388	$90,797
Total Non-Performing Assets	$114,492	$121,666	$125,062	$136,439	$134,627	$114,492	$134,627
Loans 90 Days Past Due and Still Accruing	$—	$141	$—	$—	111	$—	111
Including Covered Loans:
Non-Performing Loans as a % of Loans	3.98%	4.68%	5.21%	5.17%	5.21%	4.15%	5.21%
Non-Performing assets as a % of Loans Plus ORE	6.30%	6.55%	6.88%	7.62%	7.52%	6.30%	7.52%
ALL to Non-Performing Loans	41.49%	34.49%	29.93%	34.49%	29.93%	41.49%	29.93%
Net Charge-Offs During the Period to Average Loans	0.17%	0.65%	0.65%	0.24%	0.65%	0.47%	1.26%
ALL as a % of Loans, at End of Period	1.86%	1.86%	1.92%	1.80%	1.55%	1.86%	1.55%
Excluding Covered Loans:
Non-Performing Loans as a % of Loans	3.75%	3.81%	3.75%	3.81%	3.97%	3.75%	3.97%
Non-Performing assets as a % of Loans Plus ORE	4.14%	4.37%	4.74%	5.12%	5.29%	4.14%	5.29%
ALL to Non-Performing Loans	50.89%	43.70%	50.89%	43.70%	47.22%	50.89%	47.22%
Net Charge-Offs During the Period to Average Loans	0.40%	0.86%	0.81%	0.27%	0.71%	0.63%	0.71%
ALL as a % of Loans, at End of Period	1.96%	1.95%	2.01%	1.91%	1.65%	1.96%	1.65%

OTHER INFORMATION
Non-Interest Income to Revenues	58.38%	54.31%	56.40%	56.70%	46.12%	56.39%	46.72%
End of Period Shares Outstanding (1)	20,962,228	15,059,649	14,991,310	14,836,810	14,767,351	20,962,228	14,767,351
Weighted Average Shares Outstanding - Basic (1)	16,365,977	15,038,955	14,921,760	14,787,067	14,737,688	15,706,132	14,589,567
Weighted Average Shares Outstanding - Diluted (1)	18,394,301	17,044,034	16,924,146	16,746,166	16,541,945	17,700,225	16,261,513
Full-Time Equivalent Employees	843.1	806.0	774.2	752.6	701.9	843.1	701.9

(1) Adjusted for stock dividends and retroactive application on shares outstanding.

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended					Six Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012
	($ in thousands, except per share amount)
INTEREST INCOME
Loans, including fees	$22,949	$23,944	$23,121	$23,724	$22,902	$46,893	$45,640
Investment securities	910	1,028	1,141	1,208	1,189	1,938	2,695
Federal funds sold and bank deposits	15	3	5	6	4	18	22
Total interest income	23,874	24,975	24,267	24,938	24,095	48,849	48,357
INTEREST EXPENSE
Deposits	2,600	2,627	2,722	2,686	2,658	5,227	5,665
Short-term borrowings	263	404	425	454	253	667	427
Subordinated debt	868	867	881	1,090	1,132	1,735	2,271
Other long-term debt	10	2	—	18	152	12	439
Total interest expense	3,741	3,900	4,028	4,248	4,195	7,641	8,802
Net interest income	20,133	21,075	20,239	20,690	19,900	41,208	39,555
Provision for loan losses	570	3,476	5,243	3,477	950	4,046	4,700
Net interest income after provision for loan losses	19,563	17,599	14,996	17,213	18,950	37,162	34,855
NONINTEREST INCOME
Service charges on deposit accounts	1,020	949	1,122	1,259	1,180	1,969	2,313
Other fees and charges	975	887	883	841	852	1,862	1,636
Mortgage banking activities	20,158	17,795	18,653	14,755	10,840	37,953	22,924
Indirect lending activities	2,781	1,646	1,477	2,164	1,610	4,427	2,773
SBA lending activities	1,417	1,084	715	2,107	1,269	2,501	2,122
Bank owned life insurance	326	313	323	330	332	639	654
Securities gains	1	—	—	4	—	1	303
Other	1,562	2,373	3,013	5,634	951	3,935	1,964
Total noninterest income	28,240	25,047	26,186	27,094	17,034	53,287	34,689
NONINTEREST EXPENSE
Salaries and employee benefits	14,278	14,282	13,341	12,394	11,076	28,560	22,096
Commissions	7,979	6,390	7,545	6,195	4,249	14,369	8,078
Furniture and equipment	950	998	1,046	1,032	994	1,948	1,971
Net occupancy	1,341	1,409	1,354	1,360	1,280	2,750	2,490
Communication	805	760	647	739	641	1,565	1,260
Professional and other services	2,271	2,246	2,043	1,992	2,081	4,517	4,222
Cost of operation of other real estate	886	2,203	2,585	2,776	1,702	3,089	3,439
FDIC insurance premiums	527	526	493	479	474	1,053	945
Other	4,122	3,710	3,600	4,357	3,572	7,832	6,918
Total noninterest expense	33,159	32,524	32,654	31,324	26,069	65,683	51,419
Income before income tax expense	14,644	10,122	8,528	12,983	9,915	24,766	18,125
Income tax expense	5,211	3,631	3,088	4,816	3,511	8,842	6,405
NET INCOME	9,433	6,491	5,440	8,167	6,404	15,924	11,720
Preferred stock dividends and discount accretion	(823)	(823)	(823)	(823)	(823)	(1,646)	(1,646)
Net income available to common equity	$8,610	$5,668	$4,617	$7,344	$5,581	$14,278	$10,074

EARNINGS PER SHARE: (1)
Basic earnings per share	$0.53	$0.38	$0.31	$0.50	$0.38	$0.91	$0.69
Diluted earnings per share	$0.47	$0.33	$0.27	$0.44	$0.34	$0.81	$0.62
Weighted average common shares outstanding-basic	16,365,977	15,038,955	14,921,760	14,787,067	14,737,688	15,706,132	14,589,567
Weighted average common shares outstanding-diluted	18,394,301	17,044,034	16,924,146	16,746,166	16,541,945	17,700,225	16,261,513

(1) Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
			($ in thousands)
ASSETS
Cash and cash equivalents	$158,837	$40,262	$49,020	$47,366	$38,333
Investment securities available-for-sale	163,764	153,285	154,367	165,598	193,251
Investment securities held-to-maturity	4,978	5,523	6,162	6,842	7,471
Investment in FHLB stock	8,594	7,919	7,330	9,760	8,185
Loans held-for-sale	355,017	325,941	304,094	259,659	214,335
Loans	1,775,972	1,817,263	1,777,031	1,745,185	1,746,204
Allowance for loan losses	(33,309)	(33,910)	(33,982)	(31,476)	(27,205)
Loans, net of allowance for loan losses	1,742,663	1,783,353	1,743,049	1,713,709	1,718,999
FDIC indemnification asset	16,542	16,535	20,074	38,225	44,667
Premises and equipment, net	41,843	38,508	37,669	36,519	35,949
Other real estate, net	40,882	38,951	39,756	45,175	42,727
Accrued interest receivable	7,723	8,340	7,995	8,384	8,432
Bank owned life insurance	33,276	32,978	32,693	32,397	32,091
Deferred tax asset, net	22,401	21,248	21,145	16,520	18,299
Servicing asset	44,734	36,529	30,244	24,531	22,299
Other assets	33,979	22,877	23,693	38,109	30,717
Total Assets	$2,675,233	$2,532,249	$2,477,291	$2,442,794	$2,415,755

LIABILITIES
Deposits:
Noninterest-bearing demand deposits	$433,565	$384,869	$383,559	$354,070	$345,063
Interest-bearing deposits:
Demand and money market	653,172	632,542	638,582	604,124	618,269
Savings	313,716	331,505	329,223	310,835	338,983
Time deposits, $100,000 and over	363,421	356,661	346,743	348,871	343,570
Other time deposits	303,990	310,581	314,675	326,471	332,185
Brokered deposits	87,183	41,843	56,942	59,303	9,204
Total deposits	2,155,047	2,058,001	2,069,724	2,003,674	1,987,274
Federal Funds Purchased	115,000	100,000	88,500	99,500	48,718
Short-term borrowings	18,641	76,051	37,160	50,889	82,500
Subordinated debt	67,527	67,527	67,527	67,527	67,527
Other long-term debt	10,000	10,000	—	—	25,000
Accrued interest payable	1,944	1,375	2,093	1,467	2,231
Other liabilities	33,972	19,994	19,399	32,236	23,596
Total Liabilities	2,402,131	2,332,948	2,284,403	2,255,293	2,236,846

SHAREHOLDERS' EQUITY
Preferred stock	47,785	47,564	47,344	47,123	46,902
Common stock	153,107	84,777	82,499	79,855	77,055
Accumulated other comprehensive gain, net of tax	1,475	3,376	3,545	4,242	3,882
Retained earnings	70,735	63,584	59,500	56,281	51,070
Total shareholders’ equity	273,102	199,301	192,888	187,501	178,909
Total Liabilities and Shareholders’ Equity	$2,675,233	$2,532,249	$2,477,291	$2,442,794	$2,415,755
Book Value Per Common Share	$10.75	$10.08	$9.71	$9.46	$8.94
Shares of Common Stock Outstanding (1)	20,962,228	15,059,649	14,991,310	14,836,810	14,767,351

(1) Adjusted for stock dividends and retroactive application on shares outstanding

FIDELITY SOUTHERN CORPORATION
LOANS, BY CATEGORY
(UNAUDITED)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
			($ in thousands)
Commercial	$507,407	$517,203	$509,243	$500,232	$481,513
SBA loans	131,795	126,435	121,428	102,482	101,167
Total Commercial and SBA Loans	639,202	643,638	630,671	602,714	582,680
Construction	100,955	94,651	89,924	94,468	96,797
Indirect loans	904,098	959,471	930,232	921,400	940,396
Installment loans	13,954	12,897	18,774	14,226	16,666
Total Consumer Loans	918,052	972,368	949,006	935,626	957,062
First Mortgage Loans	40,972	38,501	37,785	40,215	39,520
Second Mortgage Loans	76,791	68,105	69,645	72,162	70,145
Total Mortgage Loans	117,763	106,606	107,430	112,377	109,665
Loans	1,775,972	1,817,263	1,777,031	1,745,185	1,746,204

Loans Held-For-Sale:
Originated Residential Mortgage	309,175	281,839	253,108	212,714	164,144
SBA	10,842	14,102	20,986	16,945	20,191
Indirect Auto	35,000	30,000	30,000	30,000	30,000
Total Loans Held-For-Sale	355,017	325,941	304,094	259,659	214,335
Total Loans	$2,130,989	$2,143,204	$2,081,125	$2,004,844	$1,960,539

Non-Covered Loans	$1,691,258	$1,743,092	$1,699,892	$1,648,678	$1,632,015
Covered Loans	84,714	74,171	77,139	96,507	114,189
Loans Held-For-Sale	355,017	325,941	304,094	259,659	214,335
Total Loans	$2,130,989	$2,143,204	$2,081,125	$2,004,844	$1,960,539

DEPOSITS, BY CATEGORY
(UNAUDITED)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
			($ in thousands)
Noninterest-Bearing Demand	$433,565	$384,869	$383,559	$354,070	$345,063
Interest Bearing Deposits:
Interest-Bearing Demand / Money Market	653,172	632,542	638,582	604,124	618,269
Savings	313,716	331,505	329,223	310,835	338,983
Time Deposits $100,000 and Over	363,421	356,661	346,743	348,871	343,570
Other Time Deposits	303,990	310,581	314,675	326,471	332,185
Brokered Deposits	87,183	41,843	56,942	59,303	9,204
Total Deposits	$2,155,047	$2,058,001	$2,069,724	$2,003,674	$1,987,274

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
(UNAUDITED)

	Three Months Ended					Six Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012
			($ in thousands)
Balance at Beginning of Period	$33,910	$33,982	$31,476	$27,205	$29,282	$33,982	$27,956
Net Charge-Offs (Recoveries):
Commercial, Financial, and Agricultural	164	2,416	421	41	613	2,580	643
SBA	559	56	271	103	84	615	81
Real Estate Construction	40	118	(78)	(31)	1,607	158	2,974
Real Estate Mortgage	27	393	30	23	228	420	228
Consumer Installment	931	669	3,026	1,085	495	1,600	1,525
Total Net Charge-Offs	1,721	3,652	3,670	1,221	3,027	5,373	5,451
Provision for Loan Losses - Non-Covered Loans	500	3,450	4,666	2,500	950	3,950	4,700
Impairment Provision - Covered Loans	70	26	577	977	—	96	—
Indemnification - Covered Loans	550	104	933	2,015	—	654	—
Balance at End of Period	$33,309	$33,910	$33,982	$31,476	$27,205	$33,309	$27,205

Ratio of Net Charge-Offs during the Period to Average Loans Outstanding, Net	0.40%	0.86%	0.81%	0.27%	0.71%	0.63%	0.71%
Allowance for Loan Losses as a Percentage of Loans	1.86%	1.86%	1.92%	1.80%	1.55%	1.86%	1.55%
Allowance for Loan Losses as a Percentage of Loans Excluding Covered Loans	1.96%	1.95%	2.01%	1.91%	1.65%	1.96%	1.65%

NONPERFORMING ASSETS
(UNAUDITED)

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
			($ in thousands)
Non-Covered Nonperforming Assets
Nonaccrual Loans	$41,757	$52,220	$57,713	$61,854	$62,142
Repossessions	1,222	975	1,625	1,119	1,103
Other Real Estate	28,342	24,048	22,429	22,573	24,929
Total Non-Covered Nonperforming Assets	$71,321	$77,243	$81,767	$85,546	$88,174
*** Includes SBA Guaranteed Amounts of Approximately	$14,379	$16,668	$12,085	$8,742	$8,882
Non-Covered Loans Past Due 90 Days or More and Still Accruing	$—	$141	$—	$—	$111
Non-Covered Loans 30-89 Days Past Due	$6,197	$12,152	$5,028	$7,077	$5,214
Ratio of Non-Covered Loans Past Due 90 Days or More and Still Accruing to Total Non-Covered Loans	—%	0.01%	—%	—%	0.01%
Ratio of Non-Covered Loans 30-89 Days Past Due to Total Non-Covered Loans	0.37%	0.70%	0.30%	0.43%	0.32%
Ratio of Non-Covered Nonperforming Assets to Total Non-Covered Loans, ORE, and Repossessions	4.14%	4.37%	4.74%	5.12%	5.29%
Covered Nonperforming Assets
Nonaccrual Loans	$30,631	$29,520	$25,968	$28,291	$28,655
Other Real Estate	12,540	14,903	17,327	22,602	17,798
Covered Nonperforming Assets	$43,171	$44,423	$43,295	$50,893	46,453
Classified Assets
Classified Loans	$101,919	$112,036	$114,857	$121,556	$122,280
ORE and Other Nonperforming Assets	42,104	39,926	41,381	46,294	43,830
Total Classified Assets	$144,023	$151,962	$156,238	$167,850	$166,110

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF INDIRECT LENDING
(UNAUDITED)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
	($ in thousands)
Average loans outstanding	$947,351	$953,722	$966,082	$990,061	$959,202
Past due loans:
$ amount of indirect loans past due	$1,360	$1,159	$1,262	$1,095	$922
# of indirect loans past due	173	162	197	167	145
Net charge-offs	$909	$667	$989	$777	$491
# of repossessed vehicles	181	151	181	162	150
Non-performing loans	$594	$872	$982	$550	$778
30+ day performing delinquency rate (1)	0.14%	0.12%	0.14%	0.11%	0.10%
Net charge-off rate (2)	0.33%	0.28%	0.37%	0.31%	0.20%
Average beacon score	755	742	747	751	752
Production by State:
Alabama	$16,576	$16,847	$14,322	$18,261	$16,575
Arkansas	7,728	4,760	3,514	3,633	—
North Carolina	18,750	15,226	11,828	14,088	14,810
South Carolina	10,180	7,550	6,356	9,324	7,352
Florida	72,676	67,243	59,782	66,264	67,470
Georgia	38,203	42,218	34,484	41,182	42,196
Mississippi	19,626	20,148	16,990	19,826	19,593
Tennessee	19,347	14,858	8,674	13,817	16,568
Virginia	10,339	8,601	6,241	8,882	9,212
Total production by State	$213,425	$197,451	$162,191	$195,277	$193,776
Outstanding by State:
Alabama	8.89%	9.22%	9.29%	9.34%	9.16%
Arkansas	1.42%	0.81%	0.52%	0.30%	0.08%
North Carolina	8.37%	8.31%	8.41%	8.54%	8.78%
South Carolina	3.26%	2.99%	2.94%	2.93%	2.72%
Florida	33.07%	33.41%	33.40%	32.89%	32.80%
Georgia	25.76%	27.11%	28.45%	29.69%	30.79%
Mississippi	7.92%	7.50%	6.81%	6.11%	5.58%
Tennessee	8.19%	7.95%	7.85%	8.11%	8.42%
Virginia	3.12%	2.70%	2.33%	2.09%	1.67%
Total outstanding serviced by State	100.00%	100.00%	100.00%	100.00%	100.00%
Loan sales	$152,418	$58,073	$48,166	$106,200	$46,300
Yield	3.85%	4.00%	4.06%	4.17%	4.34%

(1)	Calculated by dividing 30+ day performing delinquent loans as of the end of the period by period-end loans held for investment for the specified loan category.
(2)	Calculated by dividing annualized net charge-offs for the period by average loans held for investment during the period for the specified loan category.

INDIRECT LENDING ACTIVITIES
(UNAUDITED)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
			(in thousands)
Servicing income, net	$1,012	$834	$926	$828	$827
Marketing gain, net	1,769	812	551	1,336	783
Total indirect lending activities	$2,781	$1,646	$1,477	$2,164	$1,610

FIDELITY SOUTHERN CORPORATION
ANALYSIS OF MORTGAGE LENDING
(UNAUDITED)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
	($ in thousands)
Average loans outstanding	$297,024	$284,910	$257,740	$225,912	$161,890
Average servicing outstanding	$3,239,672	$2,817,771	$2,425,493	$2,022,906	$1,708,261
% of loan production for purchases	58.30%	36.78%	34.45%	45.59%	55.38%
% of loan production for refinance loans	41.70%	63.22%	65.55%	54.41%	44.62%
Production by State:
Georgia	$427,815	$392,749	$498,542	$401,943	$305,117
Florida	24,025	15,862	16,895	14,902	9,894
Virginia	167,099	111,126	126,901	64,500	17,454
Total retail	618,939	519,737	642,338	481,345	332,465
Wholesale	165,022	136,508	150,648	136,120	139,341
Total production	$783,961	$656,245	$792,986	$617,465	$471,806
Loan sales	$756,224	$634,074	$701,018	$569,038	$405,647
Yield	3.15%	3.43%	3.58%	3.69%	4.03%

MORTGAGE BANKING ACTIVITIES
(UNAUDITED)

	Three Months Ended
	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
			(in thousands)
Servicing income, net	$9,507	$7,836	$7,298	$2,688	$1,969
Marketing gain, net	6,439	6,507	7,476	8,405	5,818
Origination points and fees	4,212	3,452	3,879	3,662	3,053
Total mortgage banking activities	$20,158	$17,795	$18,653	$14,755	$10,840

Non-cash items:
Capitalized MSR, net	$5,934	$4,467	$4,991	$3,586	$2,881
Valuation on MSR	1,551	1,609	702	(2,138)	(1,953)
Mark to market adjustments	(6,634)	(2,345)	(3,810)	3,454	2,561
Total non-cash items	$851	$3,731	$1,883	$4,902	$3,489

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	SIX MONTHS ENDED
	June 30, 2013			June 30, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets			($ in thousands)
Interest-earning assets:
Loans, net of unearned income:
Taxable	$2,116,925	$46,785	4.46%	$1,828,287	$45,572	5.00%
Tax-exempt (1)	6,959	167	4.84%	4,870	102	4.28%
Total loans	2,123,884	46,952	4.46%	1,833,157	45,674	5.00%
Investment securities:
Taxable	148,940	1,594	2.16%	200,152	2,294	2.29%
Tax-exempt (2)	17,195	529	6.20%	19,053	609	6.39%
Total investment securities	166,135	2,123	2.58%	219,205	2,903	2.66%
Interest-bearing deposits	39,554	18	0.09%	20,941	22	0.21%
Federal funds sold	1,044	—	0.05%	894	—	0.06%
Total interest-earning assets	2,330,617	49,093	4.37%	2,074,197	48,599	4.71%
Noninterest-earning:
Cash and due from banks	14,107			22,234
Allowance for loan losses	(33,462)			(28,160)
Premises and equipment, net	39,515			31,359
Other real estate	38,899			31,707
Other assets	134,409			109,573
Total assets	$2,524,085			$2,240,910
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$624,179	$841	0.28%	$551,785	$749	0.27%
Savings deposits	324,552	706	0.44%	366,822	544	0.30%
Time deposits	721,348	3,680	1.03%	649,992	4,372	1.35%
Total interest-bearing deposits	1,670,079	5,227	0.63%	1,568,599	5,665	0.73%
Federal funds purchased	46,308	174	0.76%	11,691	49	0.84%
Securities sold under agreements to repurchase	13,043	9	0.15%	13,512	16	0.22%
Other short-term borrowings	107,915	484	0.90%	51,028	362	1.43%
Subordinated debt	67,527	1,735	5.18%	67,527	2,271	6.77%
Long-term debt	6,133	12	0.41%	36,017	439	2.45%
Total interest-bearing liabilities	1,911,005	7,641	0.81%	1,748,374	8,802	1.01%
Noninterest-bearing:
Demand deposits	386,460			282,909
Other liabilities	20,532			38,491
Shareholders’ equity	206,088			171,136
Total liabilities and shareholders’ equity	$2,524,085			$2,240,910
Net interest income/spread		$41,452	3.56%		$39,797	3.70%
Net interest margin			3.59%			3.86%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $58,500 and $36,500, respectively.
(2) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $185,100 and $215,800, respectively.

FIDELITY SOUTHERN CORPORATION
AVERAGE BALANCE, INTEREST AND YIELDS
(UNAUDITED)

	THREE MONTHS ENDED
	June 30, 2013			June 30, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets			($ in thousands)
Interest-earning assets:
Loans, net of unearned income:
Taxable	$2,142,852	$22,883	4.28%	$1,876,094	$22,868	4.90%
Tax-exempt (1)	8,065	102	5.07%	4,839	53	4.45%
Total loans	2,150,917	22,985	4.29%	1,880,933	22,921	4.90%
Investment securities:
Taxable	153,860	745	1.94%	179,751	989	2.20%
Tax-exempt (2)	16,502	253	6.14%	19,003	303	6.39%
Total investment securities	170,362	998	2.35%	198,754	1,292	2.61%
Interest-bearing deposits	56,566	15	0.11%	7,756	4	0.21%
Federal funds sold	1,203	—	0.05%	778	—	0.06%
Total interest-earning assets	2,379,048	23,998	4.05%	2,088,221	24,217	4.66%
Noninterest-earning:
Cash and due from banks	14,250			27,367
Allowance for loan losses	(33,264)			(28,282)
Premises and equipment, net	41,126			33,254
Other real estate	39,014			34,058
Other assets	137,859			111,257
Total assets	$2,578,033			$2,265,875
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Demand deposits	$627,892	$423	0.27%	$566,587	$352	0.25%
Savings deposits	318,804	329	0.41%	356,457	252	0.28%
Time deposits	729,995	1,848	1.02%	636,472	2,054	1.31%
Total interest-bearing deposits	1,676,691	2,600	0.62%	1,559,516	2,658	0.69%
Federal funds purchased	35,625	67	0.76%	22,910	48	0.83%
Securities sold under agreements to repurchase	14,573	5	0.14%	10,967	7	0.21%
Other short-term borrowings	131,891	191	0.58%	64,478	198	1.24%
Subordinated debt	67,527	868	5.15%	67,527	1,132	6.75%
Long-term debt	10,000	10	0.41%	25,028	152	2.44%
Total interest-bearing liabilities	1,936,307	3,741	0.77%	1,750,426	4,195	0.96%
Noninterest-bearing:
Demand deposits	402,878			299,702
Other liabilities	21,357			42,227
Shareholders’ equity	217,491			173,520
Total liabilities and shareholders’ equity	$2,578,033			$2,265,875
Net interest income/spread		$20,257	3.28%		$20,022	3.70%
Net interest margin			3.42%			3.86%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $22,800 and $17,700, respectively.
(2) Interest income includes the effect of taxable-equivalent adjustment for 2013 and 2012 of $96,600 and $103,700, respectively.